Item 77Q1(e)
TRANSFER AGREEMENT

	This Transfer Agreement ("Agreement") is made as of February 15, 2008 by and among EXCELSIOR FUNDS, INC. and EXCELSIOR TAX-EXEMPT FUNDS, INC., each a Maryland corporation, EXCELSIOR FUNDS TRUST, a Delaware business trust (collectively with Excelsior
Funds, Inc. and Excelsior Tax-Exempt Funds, Inc., the "Companies" and each, a "Company"), UST ADVISERS, INC., a Delaware corporation ("USTA") and UNITED STATES TRUST COMPANY, NATIONAL ASSOCIATION, a national bank organized under the laws of the United States ("USTNA"), on behalf of its Asset Management Division, U.S. Trust New York Asset Management Division.

	WHEREAS, each Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, the parties hereto are parties to investment advisory agreements dated July 1, 2007 (the "Advisory Agreements") pursuant to which USTA and USTNA render investment advisory and other services (collectively, "Services") to the Companies with respect to the portfolio series of the Companies (the "Funds"); and

	WHEREAS, USTNA desires to assign and delegate to USTA its rights and obligations under the Advisory Agreements, including with respect to those Funds to which it provides Services (all of which are listed on Exhibit A attached hereto) (the "Subject Funds"), and USTA desires to accept such assignment and assume such obligations;

	NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed among the parties hereto as follows:

	1.	USTNA hereby assigns and delegates to USTA all of
USTNA's rights and obligations under and interest in and to the Advisory Agreements, including with respect to the Subject Funds, to have and to hold for USTA's successors and assigns for the term referred to therein, subject to the terms and conditions thereof.

	2.	USTA hereby assumes all liabilities and obligations
of USTNA arising under the Advisory Agreements and agrees to discharge such liabilities and obligations in accordance with the terms of the Advisory Agreements.

	3.	USTNA and USTA represent and warrant to each Company
that USTA (i) is qualified to act as an investment adviser to the Company under applicable law and (ii) the foregoing assignment and assumption will not result in a change of actual control or management of the investment adviser of the Subject Funds.

	4.	Each Company acknowledges and consents to the
foregoing assignment and assumption.

	5.	The assignment and assumption effected above shall
be effective at the close of business on February 15, 2008 (the "Effective Date"), and from and after the Effective Date all references in each Advisory Agreement to the "Investment Adviser" shall mean and refer to USTA.

	6.	This Agreement shall be binding upon and shall
inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                          EXCELSIOR FUNDS, INC.
                          EXCELSIOR TAX-EXEMPT FUNDS, INC.
                          EXCELSIOR FUNDS TRUST
                          For each Company behalf of the Subject
                           Funds listed on Exhibit A


                          By: /s/ J. Kevin Connaughton
                              Name:  J. Kevin Connaughton
                              Title:  Senior Vice President,
                               Chief Financial Officer and Treasurer

                          UST ADVISERS, INC.


                          By: /s/ Christopher L. Wilson
                             Name:  Christopher L. Wilson
                             Title:  Director and Senior Vice President

                          UNITED STATES TRUST COMPANY, NATIONAL ASSOCIATION


                          By: /s/ Keith T. Banks
                             Name:  Keith T. Banks
                             Title:  Director and President,
                               Global Wealth and Investment Management


                              Exhibit A

                            Subject Funds

                        EXCELSIOR FUNDS, INC.

Blended Equity Fund

Core Bond Fund

Energy and Natural Resources Fund

Intermediate-Term Bond Fund

International Fund

Large Cap Growth Fund

Pacific/Asia Fund

Real Estate Fund

Short-Term Government Securities Fund


                     EXCELSIOR TAX-EXEMPT FUNDS, INC.

Intermediate-Term Tax-Exempt Fund

Long-Term Tax-Exempt Fund

New York Intermediate-Term Tax Exempt Fund

Short-Term Tax-Exempt Securities Fund


                         EXCELSIOR FUNDS TRUST

Equity Income Fund

Equity Opportunities Fund

High Yield Fund

International Equity Fund

Mid Cap Value and Restructuring Fund



                    Exhibit A - As of March 24, 2008

                            Subject Funds

                        EXCELSIOR FUNDS, INC.

Blended Equity Fund
Core Bond Fund
Energy and Natural Resources Fund
Intermediate-Term Bond Fund
International Fund
Large Cap Growth Fund
Pacific/Asia Fund
Short-Term Government Securities Fund

                  EXCELSIOR TAX-EXEMPT FUNDS, INC.

Intermediate-Term Tax-Exempt Fund
New York Intermediate-Term Tax Exempt Fund
Short-Term Tax-Exempt Securities Fund

                        EXCELSIOR FUNDS TRUST
Equity Income Fund
Equity Opportunities Fund
International Equity Fund
Mid Cap Value and Restructuring Fund

                         EXCELSIOR FUNDS, INC.
                         EXCELSIOR TAX-EXEMPT FUNDS, INC.
                         EXCELSIOR FUNDS TRUST
                         For each Company behalf of the Subject
                           Funds listed on Exhibit A


                         By: /s/ J. Kevin Connaughton
                            Name:  J. Kevin Connaughton
                            Title:  Senior Vice President,
                              Chief Financial Officer and Treasurer

                         UST ADVISERS, INC.


                         By: /s/ Christopher L. Wilson
                             Name:  Christopher L. Wilson
                             Title:  Director and Senior Vice President



                     Exhibit A - As of March 31, 2008

                              Subject Funds

                     EXCELSIOR TAX-EXEMPT FUNDS, INC.

Intermediate-Term Tax-Exempt Fund
New York Intermediate-Term Tax Exempt Fund


                         EXCELSIOR FUNDS, INC.
                         EXCELSIOR TAX-EXEMPT FUNDS, INC.
                         EXCELSIOR FUNDS TRUST
                         For each Company behalf of the Subject
                          Funds listed on Exhibit A


                         By: /s/ J. Kevin Connaughton
                            Name:  J. Kevin Connaughton
                            Title:  Senior Vice President,
                              Chief Financial Officer and Treasurer

                         UST ADVISERS, INC.


                         By: /s/ Christopher L. Wilson
                            Name:  Christopher L. Wilson
                            Title:  Director and Senior Vice President